CASCADE JOINT VENTURE, L.P.

ASSIGNMENT OF PARTNERSHIP INTEREST

1.        THIS AGREEMENT, made and entered into this 3rd day of October, 2006, by and between Secured Investment Resources Fund, L.P. (“Assignor”) and Secured Investment Resources Fund, L.P. II (“Assignee” or “Substituted Limited Partner”).

2.	Witnesseth

WHEREAS, FOR VALUE RECEIVED, Assignor(s) herein transfers partnership interests in the Cascade Joint Venture, L.P. (“the Partnership”) designated before (such transferred interests hereinafter referred to as “Assigned Assets” or “Units”), such partnership organized under the (Revised) Uniform Limited Partnership Act of the State of Kansas; and

WHEREAS, Assignor desires to assign to Assignee(s) all of Assignor’s right, title and interest in and to the Assigned Assets, to be held by Assignee as a Substituted Limited Partner; and

WHEREAS, Assignor, Assignee and General Partner all have an economic interest in having such transfer occur immediately (as opposed to the last day of the calendar month after the General Partner receives notice of this assignment as is currently specified in the Cascade JV Agreement);

NOW THEREFORE, Assignor(s) assigns and transfers to Assignee(s) all of his/her right, title and interest in and to the Assigned Assets from and after today’s date.

3.	Partnership Units Transferred

100% of Units owned by Assignor which represents 100% of the outstanding Units in the Partnership.

4.         Intent, Power of Attorney, Suitability. It is the intent of both Assignor and Assignee that Assignor shall have no further interest in the Units hereby assigned to Assignee and described above as Assigned Assets, and Assignee shall be and become a Substituted Limited Partner (in accordance with the Limited Partnership Agreement, as amended (the “Agreement”)), for the Partnership. Assignor hereby consents to the admission of Assignee as a Substituted Limited Partner of the Partnership. If Assignor was a holder of Depositary Receipt, Assignor surrenders all interests assigned hereby and represented on said Depository Receipts for the Partnership.

Assignee hereby, and by these presents, accepts the Units hereby assigned and requests admission as a Substituted Limited Partner of the Partnership and as a Substituted Limited Partner in the Partnership agrees to he bound by the terms and conditions of the Partnership’s Agreement, represents that this assignment was made in accordance with all applicable laws and regulations and hereby grants the General Partner a power of attorney pursuant to the terms of the Partnership’s Agreement.

Assignee represents that it meets all of the applicable suitability standards of a Unit Holder as described in the Partnership Agreement. Assignee further represents that it is acquiring the Units for investment intent and, except where permitted by federal and state securities laws, not for the purpose of resale. Assignee has provided the Partnership with any and all requested documentation concerning the Assignee(s) suitability and compliance with applicable laws. This agreement shall bind the parties hereto, their heirs, successors, legal representatives and assigns.

Assignor and Assignee further represent that this transfer is in compliance with all applicable federal and state securities and tax laws and, upon the request of the General Partner, such parties shall provide the General Partner with all documentation necessary to support such compliance.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year noted above, each agreeing to the transfer and each agreeing to have such transfer be effective immediately, regardless of anything to the contrary contained in the Partnership Agreement.

ASSIGNOR			ASSIGNEE
Secured Investment Resource Fund, L.P.			Secured Investment Recourses Fund, L.P. II
a Delaware limited partnership			a Delaware limited partnership
By:	Millenium Management, LLC		By:	Millenium Management, LLC
	a California limited liability company			a California limited liability company
	By:	/S/ CHRISTOPHER K. DAVIS		By:	/S/ CHRISTOPHER K. DAVIS
		Christopher K. Davis			Christopher K. Davis
		Vice President and General Counsel			Vice President and General Counsel

MILLENIUM MANAGEMENT, LLC

MILLENIUM MANAGEMENT, LLC, as transfer agent and General Partner of the Partnership, hereby accepts this assignment, consents to the admission of Assignee as a Substituted Limited Partner of the Partnership, and consents to having this assignment and admission of the Assignee as a Substituted Limited Partner of the Partnership be effective as of today’s date, regardless of anything to the contrary contained in the Partnership Agreement.

Millenium Management, LLC
a California limited liability company
By:	/S/ CHRISTOPHER K. DAVIS
Christopher K. Davis
Vice President and General Counsel